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EXHIBIT 32.1

Certification of Chief Executive Officer Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

              In connection with the Annual Report of Tetra Tech, Inc. (the "Company") on Form 10-K for the fiscal year ended October 2, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dan L. Batrack, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

    1.
    The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

    2.
    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 22, 2016	/s/ DAN L. BATRACK Dan L. Batrack Chairman, Chief Executive Officer and President (Principal Executive Officer)

              A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Tetra Tech, Inc. and will be retained by Tetra Tech, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

              The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-K and shall not be considered filed as part of the Form 10-K.

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  EXHIBIT 32.1
Certification of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002